Exhibit 10.11(b)

FIRST AMENDMENT CONSTRUCTION LOAN AGREEMENT

THIS FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT (this “Amendment”) dated December 1, 2005, but effective as of September 12, 2005, by and among GORE CREEK PLACE, LLC, a Colorado limited liability company (the “Borrower”); each of the lenders that is a signatory hereto identified under the caption “LENDERS” on the signature pages hereto (individually, a “Lender” and, collectively, the “Lenders”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS:

A.  On July 19, 2005, Borrower, Lenders and Administrative Agent entered into that certain Construction Loan Agreement (the “Construction Loan Agreement”) pursuant to which the Lenders made a Commitment to Borrower to fund Loans in the maximum amount of $30,000,000 upon the terms and conditions set forth in the Construction Loan Agreement. Capitalized terms used herein without further definition shall have the meanings given such terms in the Construction Loan Agreement.

B.  The parties hereto desire to amend the Loan Agreement to, among other things, (i) provide for a second measure of Release Price, and (ii) to amend certain financial reporting covenants all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Amendment.

a.  Section 1.01, Certain Defined Terms, of the Construction Loan Agreement is hereby amended by restating the definitions of “Guarantor” and “Release Price” in their entirety and adding a new definition “Par Loan Value” as follows:

“Guarantor” shall mean each of Vail Resorts, Inc., a Delaware corporation and The Vail Corporation, a Colorado corporation, and sometimes referred to collectively herein as “Guarantor.”

“Release Price” shall mean the amount paid by Borrower to Administrative Agent to obtain a release or partial release of the Security Instrument. The Release Price for each Unit shall be equal to the greater of (i) Net Sales Proceeds for each Unit; or (ii) 125% of the Par Loan Value for the Unit being released.

“Par Loan Value” shall mean the amount for each Unit set forth on Exhibit F attached hereto.

b.  Section 9.01(a), Information, of the Loan Agreement, is hereby amended by restating that section in its entirety as follows:

9.01(a) Borrower shall deliver to Administrative Agent:

(i) within one hundred twenty (120) days after the close of each fiscal year of Borrower, Borrower prepared annual financial statements, in form reasonably satisfactory to Administrative Agent and certified by Borrower as being true and correct in all material respects, including a balance sheet, a statement of cash flows and a statement of profit and loss setting forth in comparative form figures for the preceding fiscal year, prepared in accordance with GAAP

(ii) within one hundred twenty (120) days after the close of each fiscal year of Guarantor Vail Resorts, Inc., audited annual financial statements of Vail Resorts, Inc., including a balance sheet, a statement of cash flows, and a statement of profit and loss setting forth, in comparative form, figures for the preceding fiscal year, prepared in accordance with GAAP.

(iii) within forty-five (45) days after the close of each fiscal quarter of Vail Resorts, Inc., quarterly financial statements of Guarantor Vail Resorts, Inc., in a form consistent with the financial statements previously provided to Administrative Agent by Vail Resorts, Inc., certified as true and correct by an authorized officer of Vail Resorts, Inc., and containing a balance sheet, statement of cash flows and a statement of profit and loss.

(iv) within ninety (90) days after the close of each fiscal year of Guarantor Vail Resorts, Inc., a statement of annual cash flow projections for Vail Resorts, Inc.

(v) within five (5) days after furnishing to the Lenders under the Vail Corporation’s Principal Bank Credit Facility, a copy of the compliance certificate required thereunder.

2.  Section 12.02(a), Remedies, of the Loan Agreement, is hereby amended by restating that section in its entirety as follows:

(a) In the case of an Event of Default other than one referred to in Sections 12.01 (d) or 12.01 (g) with respect to Borrower, terminate the Commitments and/or declare the Outstanding Principal Amount, and the accrued interest on the Loans and all other amounts payable by Borrower hereunder (including any amounts payable under Section 5.05) and under the Notes and the other Loan Documents to be forthwith due and payable whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that in the case of the occurrence of an Event of Default referred to in Sections 12.01 (d) or 12.01(g) with respect to a Borrower Party, the Commitments shall automatically be terminated and the Outstanding Principal Amount, and the accrued interest on, the Loans and all other amounts payable by Borrower hereunder (including any amounts payable under Section 5.05), under the Notes and the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower;

3.  Representations and Warranties. Borrower hereby certifies to Lenders and Administrative Agent that as of the date of this Amendment (taking into consideration the transactions contemplated by this Amendment): (a) all of Borrower’s representations and warranties contained in the Construction Loan Agreement or any other Loan Documents are true, accurate, and complete in all material respects, and (b) after giving effect to this Amendment no Default or Event of Default has occurred under the Construction Loan Agreement or any other Loan Document. Without limiting the generality of the foregoing, Borrower represents and warrants that the execution and delivery of this Amendment has been authorized by all necessary action on the part of Borrower, that each person executing this Amendment on behalf of Borrower is duly authorized to do so, and that this Amendment constitutes the legal, valid, binding and enforceable obligation of Borrower.

4.  Additional Documents. Borrower shall execute and deliver to Administrative Agent at anytime and from time to time such additional amendments to the Construction Loan Agreement, or any other Loan Documents as Administrative Agent may reasonably request to confirm and carry out the transactions contemplated hereby.

5.  Continuation of the Construction Loan Agreement. Except as specified in this Amendment, the provisions of the Construction Loan Agreement, and all other Loan Documents remain in full force and effect. If there is a conflict between the terms of this Amendment and those of the Construction Loan Agreement, or any other Loan Documents, the terms of this Amendment will control.

6.  Miscellaneous.

a.  This Amendment is governed by and must be construed under the laws of the State of Colorado. This Amendment is binding upon and inures to the benefit of the parties hereto and their successors and permissible assigns.

b.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

c.  This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

d.  Time is of the essence hereof with respect to the dates, terms and conditions of this Amendment and the documents to be delivered pursuant hereto.

e.  This Amendment constitutes the entire agreement among Borrower, Lenders and Administrative Agent Concerning the subject matter of this Amendment. This Amendment may not be amended or modified orally, but only by a written agreement executed by Borrower, Lenders and Administrative Agent and designated as an amendment or modification of the Construction Loan Agreement.

f.  If any provision of this Amendment is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Amendment shall not be impaired thereby.

g.  The section headings herein are for convenience only and must not affect the construction hereof.

h.  Except as expressly provided herein, execution of this Amendment is not intended to and shall not constitute a waiver by Lenders or Administrative Agent of any Default or Event of Default under the Construction Loan Agreement, or any Loan Documents.

i. Lenders acknowledge and agree that if Borrower delivers, within thirty (30) days of the date hereof, any of the information required pursuant to Section 9.01 (a) of the Construction Loan Agreement (as amended by Section 1 (b) above) that is due but has not yet been delivered, Borrower shall be deemed to be in compliance with its obligations under that Section.

[Remainder of Page Intentionally Left Blank-Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment the date first stated above for the purposes set forth herein.

BORROWER:

GORE CREEK PLACE, LLC, a Colorado limited liability company

By: The Vail Corporation, a Colorado corporation, its Managing Member

By: /s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Vice President & Chief Financial Officer

LENDERS:

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By: /s/ Matthew W. Carrothers
Matthew W. Carrothers
Vice President

WELLS FARGO BANK, N.A., a national banking association

By: /s/ John W. McKinny
John W. McKinny
Senior Vice President

ADMINISTRATIVE AGENT:

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By: /s/ Matthew W. Carrothers
Matthew W. Carrothers
Vice President

Guarantor acknowledges the foregoing amendments to the Construction Loan Agreement and that the obligations of Guarantor under the Completion Guaranty remain in full force and effect.

GUARANTOR:

THE VAIL CORPORATION, a Colorado corporation

By: /s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Vice President & Chief Financial Officer

VAIL RESORTS, INC., a Delaware corporation

By: /s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Vice President & Chief Financial Officer

EXHIBIT F

Loan Amount	$30,000,000
Retail Value	$63,900,000
Loan to "Retail" Value	0.46948357

Unit	Retail Value	Par Loan Value
1	$3,050,000	$1,431,925
2	$3,950,000	$1,854,460
3	$3,550,000	$1,666,667
4	$3,650,000	$1,713,615
5	$4,500,000	$2,112,676
6	$4,600,000	$2,159,624
7	$3,850,000	$1,807,512
8	$4,650,000	$2,183,099
9	$3,650,000	$1,713,615
10	$4,650,000	$2,183,099
11	$4,550,000	$2,136,150
12	$4,650,000	$2,183,099
13	$3,650,000	$1,713,615
14	$3,550,000	$1,666,667
15	$3,450,000	$1,619,718
16	$3,950,000	$1,854,460
TOTAL	$63,900,000	$30,000,000